Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial information is based on available information and on assumptions we believe are reasonable. The following unaudited pro forma condensed combined financial information is not indicative of our consolidated results of operations had these transactions been completed on the dates assumed, and does not in any way represent a projection or forecast of United America Indemnity’s consolidated results of operations for, or as of, any future period or date.

     You should read the following unaudited pro forma condensed combined financial information in conjunction with the consolidated financial statements and the accompanying notes of United America Indemnity as of December 31, 2004 and for the years ended December 31, 2004 and 2003 included in United America Indemnity’s Annual Report on Form 10-K for the year ended December 31, 2004, as well as the consolidated financial statements and the accompanying notes of Penn-America as of December 31, 2004 and for the years ended December 31, 2004 and 2003, which are included in Exhibit 99.1 of this Form 8-K/A.

     The unaudited pro forma condensed combined financial information gives effect to:

•	the issuance of United America Indemnity Class A common shares pursuant to the merger agreement and the payment of cash to the Penn-America shareholders, other than Penn-Independent, and the Penn-Independent shareholders;

•	the assumption of all options to acquire Penn-America common stock outstanding, whether or not exercisable and whether or not vested, at the time of the merger under the Penn-America’s 1993 Stock Incentive Plan and the Penn-America’s ‘s 2003 Stock Incentive Plan, each as amended, by United America Indemnity, and the conversion into options to purchase United America Indemnity Class A common shares upon the same terms and conditions as are in effect immediately prior to substitution with respect to such Penn-America option, except that (i) each such option will be exercisable for that whole number of United America Indemnity Class A common shares equal to the number of shares of Penn-America common stock subject to such Penn-America option multiplied by a fraction, the numerator of which is 15.375 and the denominator is the volume weighted average sales price of a United America Indemnity Class A common share during the 20 consecutive trading days ending on and including the trading day immediately preceding the date of the effective time and (ii) the exercise price per United America Indemnity Class A common share shall be an amount equal to the exercise price per share of Penn-America common stock subject to the related option in effect immediately prior to the effective time divided by the fraction calculated in (i) (rounded to the nearest full cent); and

•	United National Insurance Company’s purchase 100% of the common stock of Penn Independent for approximately $98.7 million, subject to adjustment pursuant to the Penn Independent stock purchase agreement;

in each case, as if transactions were completed as of the date of the balance sheet data or at the beginning of the applicable period in the case of statement of operations data, as applicable. The unaudited pro forma condensed combined financial statement of operations data do not include any projected synergies relating to the transactions.

Unaudited Pro Forma Condensed Combined Balance Sheet
United America Indemnity, Ltd.
As of December 31, 2004
(Dollars in thousands)

						Pro Forma
						Combined
	Historical					United				Pro Forma
	United			Penn-		America		Penn		Combined
	America	Historical		America		Indemnity &	Historical	Independent		United
	Indemnity	Penn-America		Pro Forma		Penn-America	Penn	Pro Forma		America
	(1)	(1)		Adjustments		(14)	Independent	Adjustments		Indemnity
ASSETS:
Bonds, available for sale securities	$585,385	$361,520		$279	(3)	$947,184	$1,704	$—		$948,888
Bonds, held to maturity	—	275		(275	) (3)	—	—	—		—
Preferred shares, available for sale securities	5,112	3,350		—		8,462	—	—		8,462
Common shares, available for sale securities	37,894	19,405		—		57,299	469	—		57,768
Other invest assets	53,756	—		—		53,756	—	—		53,756
Investments in subsidiaries	—	—		—		—	45,672	(45,672	) (15)	—

Total investments	682,147	384,550		4		1,066,701	47,845	(45,672)		1,068,874

Cash and cash equivalents	242,123	36,697		(23,957	) (4)	254,863	23,304	(103,378	) (16)	174,789
Agents’ balances & premiums receivable	47,132	26,516		—		73,648	26,586	(733	) (17)	99,501
Reinsurance receivables, net	1,531,863	43,474		—		1,575,337	—	—		1,575,337
Federal income taxes receivable	—	—		—		—	—	—		—
Deferred federal income taxes	28,372	5,659		(12,865	) (5)	21,166	2,624	(810	) (18)	22,980
Deferred acquisition costs, net	29,735	21,132		(21,132	) (6)	29,735	—	—		29,735
Prepaid reinsurance premiums	42,623	12,673		(5,221	) (7)	50,075	—	—		50,075
Goodwill	—	—		54,777	(8)	54,777	—	36,652	(19)	91,429
Other assets	21,942	6,381		36,757	(9)(10)	65,080	3,047	2,166	(20)(21)	70,293

Total assets	$2,625,937	$537,082		$28,363		$3,191,382	$103,406	$(111,775)		$3,183,013

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Unpaid losses and loss adjustment expenses	$1,876,510	$229,151	(2)	$—		2,105,661	$—	$—		$2,105,661
Unearned premiums	152,166	110,032		(26,353	) (11)	235,845	—	—		235,845
Amounts held for the account of others	10,234	—		—		10,234	—	—		10,234
Ceded balances & insurance premiums payable	22,698	—		—		22,698	34,196	(877	) (22)	56,017
Payable for securities	—	—		—		—	—	—		—
Accounts payable and other liabilities	27,999	16,988		—		44,987	12,400	—		57,387
Senior notes payable to related party	72,848	—		—		72,848	—	—		72,848
Junior subordinated debentures	30,929	30,000		—		60,929	—	—		60,929
Notes and loan payable	—	—		—		—	5,629	—		5,629
Capital lease obligation, affiliate	—	1,104		—		1,104	903	—		2,007
Minority interest	—	—		56,397	(12)	56,397	408	(56,397	) (23)	408

Total liabilities	2,193,384	387,275		30,044		2,610,703	53,536	(57,274)		2,606,965

Common shares	3	152		(151	) (13)	4	534	(534	) (24)	4
Preferred shares	—	—		—	(13)	—	—	—	(24)	—
Additional paid-in-capital	356,725	76,070		72,055	(13)	504,850	9,183	(13,814	) (24)	500,219
Accumulated other comprehensive income	15,507	4,822		(4,822	) (13)	15,507	2,944	(2,944	) (24)	15,507
Unearned comp from restricted stock awards	—	(149)		149	(13)	—	(86)	86	(24)	—
Retained earnings	60,318	68,912		(68,912	) (13)	60,318	37,295	(37,295	) (24)	60,318

Total shareholders’ equity	432,553	149,807		(1,681)		580,679	49,870	(54,501	) (24)	576,048

Total liabilities and shareholders’ equity	$2,625,937	$537,082		$28,363		$3,191,382	$103,406	$(111,775)		$3,183,013

Unaudited Pro Forma Condensed Combined Statement of Operations
United America Indemnity, Ltd.
For the Year Ended December 31, 2004
(Dollars in thousands)

					Pro Forma
					Combined
					United America		Penn		Pro Forma
	Historical	Historical	Penn-America Pro		Indemnity &	Historical	Independent		Combined
	United America	Penn-	Forma		Penn-America	Penn	Pro Forma		United America
	Indemnity (1)	America (1)	Adjustments		(14)	Independent	Adjustments		Indemnity
Revenues:
Gross premiums written	$409,073	$259,355	$—		$668,428	$—	$—		$668,428

Net premiums written	$280,208	$224,950	$—		$505,158	$—	$—		$505,158

Net premiums earned	$230,140	$206,386	$(21,132	) (25)	$415,394	$—	$—		$415,394
Commissions earned	—	—	—		—	42,825	(2,444	) (30)	40,381
Other revenues	—	—	—		—	4,205	—		4,205
Net investment income	20,165	14,789	(1,726	) (26)	33,228	350	(1,034	) (31)	32,544
Net realized investment gains (losses)	2,677	(998)	—		1,679	533	—		2,212

Total revenues	252,982	220,177	(22,858)		450,301	47,913	(3,478)		494,736
Losses and Expenses:
Net losses and loss adjustment expense	133,838	126,379	—		260,217	219	—		260,436
Acquisition costs and other underwriting expenses	79,793	62,068	(21,950	) (27)	119,911	46,218	(2,275	) (32)	163,854
Provision for doubtful reinsurance receivables	—	—	—		—	—	—		—
Other operating expenses	1,509	3,242	—		4,751	—	—		4,751
Interest expense	5,523	2,071	—		7,594	—	—		7,594

Income before income taxes	32,319	26,417	(908)		57,828	1,476	(1,203)		58,101
Income tax expense (benefit)	(1,995)	8,850	(312	) (28)	6,543	1,647	(420	) (33)	7,770

Net income before equity in net income of partnerships and minority interests	34,314	17,567	(596)		51,285	(171)	(783)		50,331
Minority Interests	—	—	(5,601	) (29)	(5,601)	(188)	5,601	(34)	(188)
Equity in net income of partnerships	1,538	—	—		1,538	—	—		1,538

Net income before extraordinary gain	35,852	17,567	(6,197)		47,222	(359)	4,818		51,681

Extraordinary gain	1,195	—	—		1,195	—	—		1,195

Net income	$37,047	$17,567	$(6,197)		$48,417	$(359)	$4,818		$52,876

Weighted average shares outstanding — basic	28,259	14,805	7,931		36,190				36,190

Weighted average shares outstanding — diluted	28,836	15,063	8,015		36,851				36,851

Net income before extraordinary gain per share — basic	$1.27	$1.19			$1.30				$1.43

Net income before extraordinary gain per share — diluted	$1.25	$1.17			$1.28				$1.40

Net income per share — basic	$1.31	$1.19			$1.34				$1.46

Net income per share — diluted	$1.28	$1.17			$1.31				$1.43

Unaudited Pro Forma Condensed Combined Statement of Operations
United America Indemnity, Ltd.
For the Year Ended December 31, 2003
(Dollars in thousands)

					Pro Forma
					Combined
	Historical				United America		Penn		Pro Forma
	United	Historical	Penn-America		Indemnity &	Historical	Independent		Combined
	America	Penn-	Pro Forma		Penn-America	Penn	Pro Forma		United America
	Indemnity (1)	America(1)	Adjustments		(14)	Independent	Adjustments		Indemnity
Revenues:
Gross premiums written	$668,380	$209,442	$—		$877,822	$—	$—		$877,822

Net premiums written	$200,381	$176,450	$—		$376,831	$—	$—		$376,831

Net premiums earned	$180,166	$154,054	$(21,132	) (25)	$313,088	$—	$—		$313,088
Commissions earned	—	—	—		—	43,324	(1,877	) (30)	41,447
Other revenues	—	—	—		—	4,073	—		4,073
Net investment income	19,395	13,303	(1,913	) (26)	30,785	380	(1,031	) (31)	30,134
Net realized investment gains (losses)	5,758	1,947	—		7,705	98	—		7,803

Total revenues	205,319	169,304	(23,045)		351,578	47,875	(2,908)		396,545

Losses and Expenses:
Net losses and loss adjustment expense	123,684	94,666	—		218,350	90	—		218,440
Acquisition costs and other underwriting expenses	43,976	47,914	(19,865	) (27)	72,025	44,120	(1,708	) (32)	114,437
Provision for doubtful reinsurance receivables	1,750	—	—		1,750	—	—		1,750
Other operating expenses	755	816	—		1,571	—	—		1,571
Interest expense	1,650	1,740	—		3,390	—	—		3,390

Income before income taxes	33,504	24,168	(3,180)		54,492	3,665	(1,200)		56,957

Income tax expense (benefit)	5,395	7,443	(1,108	) (28	11,730	514	(420	) (33)	11,824

Net income before equity in net income of partnerships and minority interests	28,109	16,725	(2,072)		42,762	3,151	(780)		45,133

Minority Interests	—	—	(4,843	) (29)	(4,843)	(323)	4,843	(34)	(323)
Equity in net income of partnerships	2,592	—	—		2,592	—	—		2,592

Net income before extraordinary gain	30,701	16,725	(6,915)		40,511	2,828	4,063		47,402

Extraordinary gain	46,424	—	—		46,424	—	—		46,424

Net income	$77,125	$16,725	$(6,915)		$86,935	$2,828	$4,063		$93,826

Weighted average shares outstanding- basic	27,793	14,671	7,931		35,724				35,724

Weighted average shares outstanding - diluted	28,368	14,909	8,015		36,383				36,383

Net income before extraordinary gain per share — basic	$1.10	$1.14			$1.13				$1.33

Net income before extraordinary gain per share — diluted	$1.08	$1.12			$1.11				$1.30

Net income per share — basic	$2.77	$1.14			$2.43				$2.63

Net income per share — diluted	$2.72	$1.12			$2.39				$2.58

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

     In connection with United America Indemnity’s merger with Penn-America and acquisition of Penn Independent, an allocation of the purchase price was made to the estimated fair value of assets acquired and liabilities acquired. The income tax benefit of all deductible adjustments has been calculated at the statutory rate of 35%.

     The unaudited pro forma condensed combined balance sheet as of December 31, 2004 reflects amounts contained in the audited balance sheets of United America Indemnity, Penn-America and Penn Independent as of that date. The following adjustments have been reflected in the unaudited pro forma condensed combined balance sheet as if the transactions with Penn-America and Penn Independent occurred as of the date of the balance sheet.

     The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2003 reflects amounts contained in the combined statements of operations of United America Indemnity (formerly United National Group) and its predecessor, Wind River Investment Corporation, for the year ended December 31, 2003, and the audited statements of operations of Penn-America and Penn Independent for the year ended December 31, 2003. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004 reflects amounts contained in the audited statements of operations of United America Indemnity, Penn-America and Penn Independent for that period. The following adjustments have been reflected in the unaudited pro forma condensed combined statements of operations as if the transactions with Penn-America and Penn Independent occurred at the beginning of each period.

     (1) For a discussion of certain factors that affected the historical results of operations of United America Indemnity for the years ended December 31, 2004 and 2003, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in United America Indemnity’s Annual Report on Form 10-K for the year ended December 31, 2004. For a discussion of certain factors that affected the historical results of operations of Penn-America for the year ended December 31, 2003, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Penn-America’s Annual Report on Form 10-K for the year ended December 31, 2003.

     (2) The fair value of unpaid losses and loss adjustment expense was risk adjusted and discounted by the risk free rates for the period that is equivalent to the duration of the reserves. Due to the offsetting affects of the risk adjustment and the discount the historical unpaid losses and loss adjustment expenses approximate fair value; thus, no adjustment was necessary.

     (3) Adjustment to recharacterize $0.3 million of Penn-America’s bonds held to maturity to bonds available for sale to be consistent with United America Indemnity’s accounting policy, which classifies all bonds as available for sale.

     (4) Adjustment of $15.3 million for the $1.50 per share cash component of the merger consideration to be paid by United America Indemnity in exchange for 10.2 million shares of Penn-America common stock and acquisition costs in connection with the merger of $7.3 million and $1.4 million incurred by United America Indemnity and Penn-America, respectively.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION

     (5) Deferred federal income tax liabilities of $12.9 million recognized for adjustments calculated at a statutory rate of 35%.

     (6) Adjustment of $21.1 million to reduce Penn-America’s deferred acquisition costs to fair value.

     (7) Penn-America’s prepaid reinsurance premiums have been risk adjusted and discounted by the risk free rate for the period that is equivalent to the duration of the reserves as required to adjust to fair value in purchase accounting. The adjustment reduced prepaid reinsurance premiums by $5.2 million.

     (8) Adjustments to record goodwill of $54.8 million for excess of cash and fair value of United America Indemnity Class A common shares exchanged over fair value of assets acquired.

     A summary of the preliminary purchase price allocation for the merger is as follows:

(dollars in thousands)
Issuance of United America Indemnity Class A common shares at $17.89, the closing volume weighted average sales price for the 20 consecutive trading days ending January 21, 2005	$141,884
Cash consideration	15,339
Other consideration	1,611
Estimated acquisition costs	7,268

Total purchase price	166,102
Less: Estimated fair value of net assets acquired	111,325

Goodwill	$54,777

     (9) As a result of the proposed merger with Penn-America, an identification and valuation of intangible assets was performed. Intangible assets of $37.4 million were recognized for the values of agency relationships, tradenames, state insurance licenses and software technology.

     A summary of intangible assets, including estimated useful lives, is as follows:

	December 31, 2004
	Pro Forma Amount	Estimated Useful Life
	(dollars in thousands)
Trade Names	$16,140	Indefinite
Agency Relationships	14,790	12 years
State insurance licenses	6,000	Indefinite
Software technology	500	3 years

	37,430

     (10) Adjustment for Penn-America’s adjustment to fair value of $0.7 million of deferred debt insurance costs.

     (11) Penn-America’s unearned premium reserves were risk adjusted and discounted by the risk free rate for the period that is equivalent to the duration of the reserves as required to adjust to fair value in purchase accounting. The adjustment decreased the unearned premium reserves by $26.3 million.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION – (Continued)

     (12) Adjustment to segregate minority interest of $56.4 million for Penn-America common stock owned by Penn Independent, Irvin Saltzman, Jon S. Saltzman and Joanne Lynch Saltzman. The adjustment represents the historical minority interest of $49.0 million of Penn Independent, Irvin Saltzman, Jon S. Saltzman and Joanne Lynch Saltzman adjusted for a $7.8 million minority interest in the increase in the fair value of net assets less $0.4 million for the minority interest in costs incurred by Penn-America in connection with the merger.

     (13) An equity adjustment of $1.7 million to eliminate Penn-America’s equity balances and to reduce Penn-America equity to fair value of cash and United America Indemnity Class A common shares exchanged for shares of Penn-America common stock excluding shares held by Penn Independent, Irvin Saltzman, Jon S. Saltzman and Joanne Lynch Saltzman.

     (14) The pro forma combined United America Indemnity and Penn-America column as of December 31, 2004, for the year ended December 31, 2004 and for the year ended December 31, 2003 includes 100% of the purchase accounting adjustments related to Penn-America and adjustments to record the purchase of approximately 67% of Penn-America’s outstanding common stock. Thus, a minority interest of 33% has been recorded, including the 31% of Penn-America owned by Penn Independent.

     (15) Elimination of Penn Independent’s $45.7 million historical investment in Penn-America.

     (16) Cash has been reduced for $94.4 million paid by United National Insurance Company for Penn Independent common stock, associated transaction costs of $4.4 million and $4.6 million for shares of Penn-America common stock purchased from Irvin Saltzman, Jon S. Saltzman and Joanne lynch Saltzman.

     (17) Consolidating adjustment to eliminate intercompany balances of $0.7 million for insurance premiums net of commissions receivable by Penn-America from Penn Independent.

     (18) Deferred federal income tax asset of $0.8 million recognized by Penn Independent for deductible adjustments calculated at a statutory rate of 35%.

     (19) Adjustment to record $35.9 million of goodwill for the excess of the purchase price of Penn Independent common stock over fair value of assets acquired.

     A summary of the goodwill calculation related to the acquisition of Penn Independent is as follows:

(dollars in thousands)
Cash consideration	$94,355
Estimated acquisition costs	4,392

Total purchase price	98,747
Less: Estimated fair value of net assets acquired	62,845

Goodwill	$35,902

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION – (Continued)

     Adjustment to record $0.8 million of goodwill for the excess of the purchase price paid by United America Indemnity over the fair value of the minority interest in Penn-America held by Irvin Saltzman, Jon S. Saltzman and Joanne lynch Saltzman.

     A summary of the goodwill calculation related to the purchase of the Penn-America minority interest held by Irvin Saltzman, Jon S. Saltzman and Joanne Lynch Saltzman is as follows:

(dollars in thousands)
Cash purchase price	$4,631
Less: Estimated fair value of assets acquired	3,881

Goodwill	$750

     (20) As a result of United National Insurance Company’s acquisition of Penn Independent’s common stock, an identification and valuation of intangible assets was performed. Intangible assets of $2.3 million were recorded for the fair values of agency relationships, customer contracts, and trade names.

     A summary of intangible assets, including estimated useful lives, is as follows:

	December 31, 2004
	Pro Forma Amount	Estimated Useful Life
	(dollars in thousands)
Trade Names	$430	Indefinite
Agency Relationships	1,830	12 years
Customer contracts	50	3 years

	$2,310

     (21) Consolidating adjustment to eliminate intercompany balances of $0.1 million for advances on operating expenses receivable by Penn-America from Penn Independent.

     (22) Consolidating adjustment to eliminate $0.8 million for $0.7 million of insurance premiums net of commission and $0.1 million for advances for operating expenses payable by Penn Independent to Penn-America.

     (23) Adjustment to eliminate $56.4 million minority interest.

     (24) Consolidating adjustment to eliminate Penn Independent’s adjusted equity of $54.5 million.

     (25) For the years ended December 31, 2004 and 2003, Penn-America reduced gross premiums earned by $26.3 million and ceded premiums earned by $5.2 million to reflect the proportionate reduction of unearned premiums on the unaudited pro forma condensed combined balance sheet as of December 31, 2004. This resulted in a decrease to net premiums earned of $21.1 million for the years ended December 31, 2004 and 2003.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION – (Continued)

     (26) Penn-America recalculated the net amortization/accretion of the premium/discount on its fixed maturity investments as if the cost basis of the securities had been adjusted to the estimated fair values of the securities at the beginning of each period. For the purpose of this calculation, the change in the market yield was estimated based on the amount of net unrealized gains on fixed maturity investments as of December 31, 2004, amortized over the estimated average life of the portfolio (5 years). This adjustment resulted in a decrease in net investment income of $1.7 million and $1.9 million for the years ended December 31, 2004 and 2003, respectively.

     (27) Penn-America acquisition costs and other underwriting expenses were reduced by $22.0 million and $19.9 million for the years ended December 31, 2004 and 2003, respectively, for the following adjustments:

     Penn-America’s acquisition costs and other underwriting expenses were adjusted to record amortization of certain intangible assets, such as agency relationships and software technology, that were recorded at fair value on the unaudited pro forma condensed combined balance sheet as of December 31, 2004. For the years ended December 31, 2004 and 2003, acquisition costs and other underwriting expenses were increased by $1.4 million and $1.4 million, respectively, as a result of this adjustment.

     Penn-America’s acquisition costs and other underwriting expenses were adjusted to exclude amortization of deferred acquisition costs written off on the unaudited pro forma condensed combined balance sheet as of December 31, 2004. For the years ended December 31, 2004 and 2003, acquisition costs and other underwriting expenses were reduced by $21.1 million and $21.1 million, respectively, as a result of this adjustment.

     Penn-America’s acquisition costs and other underwriting expenses were adjusted to excluded amortization of debt issuance costs written off on the unaudited condensed combined balance sheet as of December 31, 2004. For the years ended December 31, 2004 and 2003, acquisition costs and other underwriting expenses were reduced by $0.2 million and $0.2 million, respectively, as a result of this adjustment.

     Penn-America’s acquisition and other underwriting expenses were reduced by $2.1 million for costs associated with the merger, which are expensed in the year ended December 31, 2004.

     (28) The $0.3 million reduction of Penn-America’s income tax expense for the year ended December 31, 2004 and the $1.1 million reduction of income tax expense for the year ended December 31, 2003 represent the tax effect of the other adjustments reflected in the unaudited pro forma condensed combined statements of operations.

     (29) Minority interest in net income of Penn-America attributed to Penn-America common stock held by Penn Independent, Irvin Saltzman, Jon S. Saltzman and Joanne Lynch Saltzman would have been $5.6 million and $4.8 million for the years ended December 31, 2004 and 2003, respectively.

NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION – (Continued)

     (30) Commissions earned were adjusted to eliminate $2.5 million and $1.9 million of commissions incurred by Penn-America and earned by Penn Independent on intercompany transactions for the years ended December 31, 2004 and 2003, respectively.

     (31) Penn Independent recalculated the net amortization/accretion of the premium/discount on its fixed maturity investments as if the cost basis of the securities had been adjusted to the estimated fair values of the securities as the beginning of each period. For the purpose of this calculation, the change in the market yield was estimated based on the amount of net unrealized gains on fixed maturity investments as of December 31, 2004, amortized over the estimated average life of the portfolio (5 years). This adjustment resulted in a decrease in net investment income $1.0 million and $1.0 million, for the years ended December 31, 2004 and 2003, respectively.

     (32) Penn Independent acquisition costs and other underwriting expenses were reduced by $2.4 million and $1.9 million for the years ended December 31, 2004 and 2003, respectively, for the following adjustments:

     Commission expense was to eliminate $2.5 million and $1.9 million of commissions incurred by Penn-America and earned by Penn Independent on intercompany transactions for the years ended December 31, 2004 and 2003, respectively.

     Penn Independent’s acquisition costs and other underwriting expenses were adjusted to record amortization of certain intangible assets, such as agency relationships and customer contracts, that were recorded at fair value on the unaudited pro forma condensed combined balance sheet as of December 31, 2004. For the years ended December 31, 2004 and 2003, acquisition costs and other underwriting expenses were increased by $0.2 million and $0.2 million, respectively, as a result of this adjustment.

     (33) The decrease to Penn Independent’s income tax expense of $0.4 million and $0.4 million for the years ended December 31, 2004 and 2003, respectively, represents the tax effect of the adjustments reflected in the unaudited pro forma condensed combined statements of operations.

     (34) Consolidating adjustment to eliminate minority interest in earnings of Penn-America.